                                  SCHEDULE 14A
                                 (Rule 14A-101)

                     Information Required in Proxy Statement

                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

                            REPTRON ELECTRONICS, INC.
                (Name of Registrant as Specified in its Charter)

      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box)

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
    1)   Title of each class of securities to which transaction applies:
    2)   Aggregate number of securities to which transaction applies:
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(1):
    4)   Proposed maximum aggregate value of transaction:
    5)   Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)   Amount Previously Paid:
    2)   Form, Schedule or Registration No.:
    3)   Filing Party:
    4)   Date Filed:

--------

(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                    [LETTERHEAD OF REPTRON ELECTRONICS, INC.]

                                                                  April 23, 1998

Dear Shareholder:

         You are invited to attend the Annual Meeting of Shareholders of Reptron Electronics, Inc. (the "Company"), which will be held at the Company's corporate headquarters at 14401 McCormick Drive, Tampa, Florida 33626, on May 21, 1998, at 10:00 a.m., local time.

         The accompanying notice of Annual Meeting and Proxy Statement cover the formal business of the Annual Meeting. Whether or not you expect to attend the Annual Meeting, please sign, date, and return your proxy promptly in the enclosed envelope to assure your stock will be represented at the meeting. If you decide to attend the Annual Meeting and vote in person, you will, of course, have that opportunity.

         Your continuing interest in the business of the Company is gratefully acknowledged. We hope many of the Company's shareholders will attend the Annual Meeting.

                                    Sincerely,


                                    /s/ Michael L. Musto
                                    --------------------------------------
                                    Michael L. Musto,
                                    President and Chief Executive Officer

                            REPTRON ELECTRONICS, INC.
                              14401 MCCORMICK DRIVE
                              TAMPA, FLORIDA 33626

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 21, 1998

         The Annual Meeting of Shareholders of Reptron Electronics, Inc. will be held at the Reptron Electronics, Inc. corporate headquarters at 14401 McCormick Drive, Tampa, Florida 33626, on May 21, 1998 at 10:00 a.m., local time, for the following purposes:

         1. To elect two Class II directors to hold office for a three year term expiring in 2001.

         2. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this notice. Only shareholders of record at the close of business on March 31, 1998 are entitled to notice of and to vote at the Annual Meeting.

         All shareholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to mark, date, sign and promptly return the enclosed proxy in the envelope provided for that purpose, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING.

                                    By Order of the Board of Directors,



                                    /s/ Leigh A. Adams
                                    -------------------------------------
                                    Leigh A. Adams
                                    Secretary

Tampa, Florida
April 23, 1998

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

                            REPTRON ELECTRONICS, INC.

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 21, 1998

GENERAL

         The enclosed proxy is solicited on behalf of Reptron Electronics, Inc., a Florida corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held on Friday, May 21, 1998 at 10:00 a.m., local time, and at any adjournment thereof (the "Annual Meeting"), for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Company's Corporate headquarters and executive offices located at 14401 McCormick Drive, Tampa, Florida 33626, and its telephone number at that location is (813) 854-2351.

         These proxy solicitation materials were mailed on or about April 23, 1998, together with the Company's 1998 Annual Report to Shareholders, to all shareholders entitled to vote at the Annual Meeting.

RECORD DATE

         Shareholders of record at the close of business on March 31, 1998 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, 6,089,619 shares of the Company's common stock were issued and outstanding. For information regarding security ownership by management and by the beneficial owners of more than 5% of the Company's common stock, see "Security Ownership of Management and Certain Beneficial Owners." The closing sales price of the Company's common stock on the Nasdaq's National Market on the Record Date was $11.50 per share.

REVOCABILITY OF PROXIES

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by taking one of the following three actions: (i) delivering to the Secretary of the Company a written notice of revocation, (ii) executing and delivering a proxy bearing a later date, or (iii) attending the Annual Meeting and voting in person.

VOTING AND SOLICITATION

         Each shareholder is entitled to one vote for each share of common stock on all matters presented at the Annual Meeting. Shareholders who hold their shares through an intermediary must provide instructions on voting as requested by their bank or broker. Shares represented by duly executed proxies in the accompanying form received by the Company prior to the Annual Meeting will be voted at the Annual Meeting. If shareholders specify in the proxy a choice with respect to any matter to be acted upon, the shares represented by such proxies will be voted as specified. If a proxy card is signed and returned without specifying a vote or an abstention on any proposal, it will be voted according to the recommendation of the Board of Directors on that proposal. The Board of Directors recommends a vote FOR the election of the nominees for directors. The Board of Directors knows of no other matters that may be brought before the Annual Meeting. However, if any other matters are properly presented for action, it is the intention of the named proxies to vote on them according to their best judgment.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

         Approval of the election of directors will require a plurality of the votes cast at the Annual Meeting, provided a quorum is present. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Company's transfer agent, First Union National Bank of North Carolina, and by one or more inspectors of election appointed at the Annual Meeting, who will also determine whether a quorum is present for the transaction of business.

         Broker non-votes and abstentions will be included in the number of shareholders present at the Annual Meeting for the purpose of determining the presence of a quorum. Abstentions and broker non-votes will not be counted either in favor of or against the election of the nominees for director.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

         Proposals of shareholders of the Company that are intended to be presented by such shareholders at the Company's 1999 Annual Meeting of Shareholders must be received by the Company no later than December 1, 1998 in order to be considered for possible inclusion in the proxy statement and form of proxy relating to that meeting.

FISCAL YEAR END

         The Company's fiscal year ends December 31.

                      SECURITY OWNERSHIP OF MANAGEMENT AND
                            CERTAIN BENEFICIAL OWNERS

         The following table sets forth, as of March 31, 1998, information as to the Company's common stock beneficially owned by: (i) each director of the Company and nominees for directors, (ii) each executive officer named in the Summary Compensation Table, (iii) all directors and executive officers of the Company as a group, and (iv) any person who is known by the Company to be the beneficial owner of more than 5% of the outstanding shares of common stock.

                                                       Shares Beneficially Owned
                                                       -------------------------
Name and Address of Beneficial Owner(1)                Number               Percent
---------------------------------------                ------               -------
Michael L. Musto(2)                                    1,942,552            31.9%
Paul J. Plante(3)                                         71,967             1.2%
Patrick J. Flynn(4)                                       57,500               *
Gary Bolohan                                              22,650               *
Michael R. Nichols                                        50,335               *
Leigh A. Adams                                             1,299               *
William L. Elson(5)
 3000 Town Center, Suite 2690
 Southfield, Michigan 48075                               12,500               *
Barry M. Alpert(6)
 880 Carillon Parkway
 St. Petersburg, Florida 33716                             5,000               *
John J. Mitcham(7)
 2905 Northwest Boulevard
 Suite 20
 Plymouth, Minnesota 55441                                  --              --
Pecks Management Partners, Ltd.(8)
 One Rockefeller Plaza
 New York, New York 10020                                654,299            10.7%
First Pacific Advisors, Inc.(9)
 11400 West Olympic Boulevard, Suite 1200
 Los Angeles, California 90064                           433,333             7.1%
Dimensional Fund Advisors Inc.(10)
 1299 Ocean Avenue, 11th Floor
 Santa Monica, California 90401                          324,500             5.3%
Mellon Bank, N.A.(11)
 One Mellon Bank Center
 Pittsburgh, Pennsylvania 15258                          588,950             9.7%
All directors and executive
 officers as a group (10 persons)                       2,180,803            35.8%

*Less than 1% of the outstanding common stock

(1) The business address for Ms. Adams and Messrs. Musto, Plante, Flynn, Bolohan and Nichols is 14401 McCormick Drive, Tampa, Florida 33626.

(2) Includes 1,942,552 shares held by MLM Investment Company Limited Partnership ("MLM") of which certain trusts for the benefit of Mr. Musto and Mr. Musto's children are the limited partners and a corporation, in which Mr. Musto is the sole shareholder and director, and Mr. Musto's revocable trust are the general partners (Mr. Musto has sole voting and dispositive power over the shares held by MLM). Excludes 4,000 shares subject to options that are currently exercisable by Mr. Musto's mother. Mr. Musto disclaims beneficial ownership of his mother's shares.

(3) Includes 62,500 shares subject to options that are currently exercisable and 7,467 shares held by Mr. Plante as trustee of the Profit Sharing Trust. The Profit Sharing Trust has been terminated and it is expected that all such shares will be distributed among Profit Sharing Trust participants.

(4)      Represents shares subject to options that are currently exercisable.

(5) Includes 5,000 shares subject to options that are currently exercisable.

(6)      Represents shares subject to options that are currently exercisable.

(7)      Class II director nominee.

(8) The number of shares shown is based upon a Schedule 13G filed with the Securities and Exchange Commission dated February 17, 1998. Includes 588,950 shares held by General Motors Employees Domestic Group Pension Trust as a client and affiliate of Pecks Management Partners, Ltd. These shares have also been reported by Mellon Bank, N.A. (see footnote
         11).

(9) The number of shares shown is based upon a Schedule 13G filed with the Securities and Exchange Commission, dated February 12, 1998.

(10) The number of shares shown is based upon a Schedule 13G filed with the Securities and Exchange Commission, dated February 10, 1998.

(11) The number of shares shown is based upon a Schedule 13G filed with the Securities and Exchange Commission, dated February 24, 1998. The shares are held by Mellon Bank, N.A. as Trustee for the General Motors Employees Domestic Group Pension Trust. These shares have also been reported by Pecks Management Partners, Ltd. (see footnote 8).

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         Set forth below is certain information as of April 24, 1998, concerning the Company's executive officers, continuing directors, and nominees for director.

                                                                                                     Year First
                                                                                                      Became a
Name                  Position(s)                                                Age                  Director
Michael L. Musto(1)   President, Chief Executive Officer, and                    56                     1973
                      Director (Class I - term expiring in 1999)

Paul J. Plante        Chief Operating Officer and Director (Class                40                     1994
                      I - term expiring in 1999)

Michael Branca        Chief Financial Officer                                    38                       --

Patrick J. Flynn      President - K-Byte Manufacturing                           57                       --

Gary Bolohan          President - Reptron Distribution                           43                       --

Robert M. Moore       Vice President-Corporate Operations                        62                       --

Michael R. Nichols    Vice President-Sales                                       41                       --

Gregory J. Gross      Treasurer                                                  34                       --

Leigh A. Adams(1)(2)  Corporate Credit Manager, Secretary, and                   33                     1994
                      Director (Class III - term expiring in 2000)

William L. Elson(3)   Director (Class II - term expiring in 1998;                50                     1994
                      nominee for a term expiring in 2001)

John J. Mitcham(3)    Director Nominee (Class II for a term                      57                       --
                      expiring in 2001)

(1)      Mr. Musto and Ms. Adams serve on the Company's Stock Option Committee.

(2)      Ms. Adams is the daughter of Mr. Musto.

(3) Mr. Elson serves on the Company's Audit and Compensation Committees. It is expected that Mr. Mitcham will also serve on such committees.

         MICHAEL L. MUSTO. Mr. Musto has been the President, Chief Executive Officer and a director of the Company since its inception in 1973. Prior to 1973, Mr. Musto worked for nine years in electronic components distribution for Northland Electronics and Diplomat Electronics.

         PAUL J. PLANTE. Mr. Plante was appointed Chief Operating Officer of the Company in January 1997 and has been a director since 1994. Mr. Plante has been employed by the Company since 1986, and previously served as its Vice President of Finance, Chief Financial Officer and Treasurer (1987-1997). From 1983-1986, he was Controller of K-Byte Manufacturing, which is now a division of the Company. Prior to 1983, Mr. Plante worked for a regional accounting firm (1980-83). Mr. Plante is a Certified Public Accountant and is a graduate of Michigan

State University, with a Bachelor of Arts degree in accounting. He also has an MBA degree from the University of South Florida.

         MICHAEL BRANCA. Mr. Branca was appointed Chief Financial Officer in July 1997. Prior to joining the Company, Mr. Branca served as Vice President of Business Development and Financial Operations at Utility Partners, LC from 1996 to 1997 and Chief Financial Officer of IVANS, Inc.'s wholly owned subsidiary, Pivotal, Inc., from 1995 to 1996. From 1982 to 1995, Mr. Branca held various positions with IBM Corporation ("IBM"), including Division Controller for IBM's Multimedia Systems Division and Controller for IBM's Enterprise Systems Division. Mr. Branca has a Bachelor of Science degree in Business Management from Cornell University and a MBA in Finance from the University of Scranton.

         PATRICK J. FLYNN. Mr. Flynn has been employed by the Company since 1986 as President of K-Byte Manufacturing. He has over 30 years of experience in the electronics business. He was employed by the KTB Group (an engineering firm) in Detroit from 1966 to 1983. During his employment with the KTB Group, Mr. Flynn served in a number of capacities, including as Executive Vice President and Chief Operating Officer. He purchased K-Byte Manufacturing from the KTB Group in 1983 and was the sole owner of K-Byte Manufacturing prior to its acquisition by the Company in 1986. Mr. Flynn is a graduate of the University of Detroit with a Bachelor of Science degree in electrical engineering.

         GARY BOLOHAN. Mr. Bolohan has served as President of Reptron Distribution since May 1997. In this role, Mr. Bolohan is responsible for all aspects of the operations of Reptron Distribution. Prior to his current position, Mr. Bolohan held several positions, including Vice President of Reptron Distribution (1990-1997), Vice President of Product Marketing (1989-1990), midwest regional sales manager (1985-1989), general manager of the Detroit sales office (1983-1985), and field salesperson. Mr. Bolohan has been employed by the Company since 1978.

         ROBERT M. MOORE. Mr. Moore joined the Company in 1990 as Corporate Director of Operations and became Vice President of Corporate Operations in 1992. His previous experience includes: President of Moore Investment Corp., a consulting firm (1988-1990); President of Bufkor, Inc., a manufacturer of jewelry packaging and displays (1986-1988); Senior Vice President and Chief Financial Officer of Duro Bag Manufacturing Company (1982-1986); and Vice President of Finance of Tresler Oil Company Division, Ashland Oil, Inc. (1977-1982). Mr. Moore is a graduate of the University of Cincinnati with a Bachelor of Science degree in management.

         MICHAEL R. NICHOLS. Mr. Nichols was promoted to Vice President of Sales in 1990. He is responsible for all sales activity for Reptron Distribution and is instrumental in generating sales opportunities for K-Byte Manufacturing. Prior to his current role, Mr. Nichols held several positions with the Company, including southeast regional sales manager (1985-1990), sales manager for the Tampa sales office (1982-1985), and field salesperson. Mr. Nichols has been employed by the Company since 1978. He is a graduate of the University of Florida with a Bachelor of Arts degree in management and marketing.

         GREGORY J. GROSS. Mr. Gross was appointed Treasurer of the Company in 1997. Prior to such appointment, he served as Assistant Treasurer of the Company (1996-1997). Mr. Gross was an audit manager for Grant Thornton LLP from 1991-1996. Mr. Gross is also a Certified Public Accountant.

         LEIGH A. ADAMS. Ms. Adams serves as the Company's secretary and has been a director since 1994. Ms. Adams has served in a number of administrative positions, including Operations Manager (1989-1991) and Corporate Credit Manager (1991-present).

         WILLIAM L. ELSON. Mr. Elson has served as the Company's outside general counsel since 1979 and has been a director since 1994. He has practiced as a sole practitioner since 1975 and worked for Coopers & Lybrand from 1973 to 1975. Mr. Elson is a Certified Public Accountant and is a graduate of Wayne State University, with a J.D. degree and a Bachelor of Science degree in accounting.

         JOHN J. MITCHAM. Mr. Mitcham is a nominee for a position as a Class II director. Since 1995, Mr. Mitcham has been President and Chief Executive Officer of Tricord Systems, Inc., and serves on that Company's Board of Directors. Previously, Mr. Mitcham served as President of AT&T Paradyne Corporation and President of Paradyne Corporation (1988-1995). Mr. Mitcham holds a Bachelor's degree in business administration from the University of Texas.

         Directors are elected by the Company's shareholders and serve until their successors are elected and qualified. Directors are divided into three classes and serve staggered terms that expire at the 1998, 1999 and 2000 annual meetings of shareholders. Terms of the directors expire as follows: Messrs. Alpert and Elson in 1998, Messrs. Musto and Plante in 1999, and Ms. Adams in 2000. If Messrs. Elson and Mitcham are approved by the shareholders, their terms will expire in 2001. Directors for each class are elected at the annual meeting of shareholders held in the year in which the term for such class expires and serve thereafter for three years or until their earlier resignation or removal or until their successors are elected and qualified.

         All executive officers are elected by and serve at the discretion of the Board of Directors.

MEETINGS OF THE BOARD OF DIRECTORS AND STANDING COMMITTEES

         The Company's Board of Directors held seven meetings during the 1997 fiscal year. Each incumbent director attended at least 75% of the total number of Board meetings and meetings of committees of which he or she is a member. The Board of Directors has a Compensation Committee, an Audit Committee, and a Stock Option Committee.

         The Compensation Committee, which during 1997 consisted of Messrs. Alpert and Elson, establishes specific compensation plans, salaries, bonuses and other benefits payable to the Company's executive officers. See "Board Compensation Committee Report on Executive Compensation." The Compensation Committee held two meetings during fiscal year 1997.

         The members of the Audit Committee were Messrs. Alpert and Elson and it is expected that Mr. Mitcham will serve on this Committee along with Mr. Elson in 1998. The duties of the Audit Committee, which held two meetings during fiscal year 1997, are to recommend to the Board of Directors the selection of independent certified public accountants, to meet with the Company's independent certified public accountants to review the scope and results of the audit, and to consider various accounting and auditing matters related to the Company, including its system of internal controls and financial management practices.

         The Company's Stock Option Committee consists of Michael L. Musto and Leigh A. Adams. The Stock Option Committee is responsible for administering the Company's Incentive Stock Option Plan and Non-Employee Director Stock Option Plan. The Stock Option Committee met twice during fiscal year 1997.

         The Company does not have a nominating committee. This function is performed by the Board of Directors.

COMPENSATION OF DIRECTORS

         Directors who are not employees of the Company are paid $6,000 annually plus $1,000 for each Board meeting attended, and $1,000 for each committee meeting attended if such meeting occurs on a day other than a scheduled meeting of the Board of Directors. In addition, the Company reserved 50,000 shares of common stock for future issuance upon the exercise of stock options that may be granted to such non-employee directors. All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with meetings of the Board of

Directors. No director who is an employee of the Company receives separate compensation for services rendered as a director.

         COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than ten percent of the common stock of the Company (collectively, "Reporting Persons"), to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Reporting Persons are required by the SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.

         Based solely on its review of the copies of such reports received by it, and written representations from certain reporting persons that no SEC Forms 3, 4, or 5 were required to be filed by those persons, the Company believes that during fiscal year 1997, all Reporting Persons have complied with all Section 16(a) filing requirements except for the following: Messrs. Gross and Branca failed to timely file a Form 3; Messrs. Plante and Flynn failed to timely file a Form 5 with respect to two transactions relating to the grant of 10,000 stock options each in January 1997 and the grant of 40,000 stock options each in April 1997; and Messrs. Nichols and Bolohan failed to timely file a Form 5 with respect to one transaction relating to the grant of 40,000 stock options each in April 1997.

                             EXECUTIVE COMPENSATION

         Summary Compensation Table. The table below sets forth certain information concerning the compensation earned during fiscal year 1997 by the Company's Chief Executive Officer and its four other most highly compensated executive officers (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                       Annual Compensation(1)       All Other
                                                      Salary             Bonus     Compensation
Name and Principal Position                Year       ($)(2)              ($)        ($)(3)
---------------------------                ----       ------             ----      ------------
Michael L. Musto ................          1997       400,000            --            41
   President and Chief                     1996       400,000            --            41
   Executive Officer                       1995       381,000            --            41

Paul J. Plante ..................          1997       250,000            --           941
  Chief Operating Officer                  1996       200,000            --           941
                                           1995       150,000            --           941

Patrick J. Flynn ................          1997       225,000            --           941
  President, K-Byte Manufacturing          1996       225,000            --           941
                                           1995       225,000            --           941

Gary Bolohan ....................          1997       225,000            --            41
   President-                              1996       225,000            --            41
   Reptron Distribution                    1995       225,000            --            41

Michael R. Nichols ..............          1997       200,000            --            41
  Vice President - Sales                   1996       200,000            --            41
                                           1995       189,000            --           941

----------

(1) The aggregate amount of perquisites and other personal benefits, if any, did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for each Named Executive Officer and has therefore been omitted.

(2) Includes any amount deferred by the executive pursuant to the Company's 401(k) plan.

(3) Includes $41 annual premium paid by the Company for a $10,000 life insurance policy for each of the executive officers. Also includes the amount contributed by the Company to the account of each named executive officer under the Company's 401(k) plan.

         Option Grants in 1997. The Company granted stock options to Messrs. Plante, Flynn, Bolohan, and Nichols in the amounts of 50,000, 50,000, 40,000 and 40,000, respectively, in 1997. The exercise prices of the options are $18.00 per share. The options vest at 25% per year beginning on January 10, 1998 for Messrs. Plante and Flynn (as to 10,000 shares) and on April 16, 1998 for Messrs. Flynn (as to 40,000 shares), Bolohan and Nichols.

         Aggregated Options Table. The table below sets forth information concerning options exercised during 1997 and options held by the Named Executive Officers.

                                                                                      Number of               Value of
                                                                                     Securities              Unexercised
                                                                                     Underlying             In-the-Money
                                                                                     Unexercised             Options at
                                                                                  Options at Fiscal         Fiscal Year-
                                    Number of                                        Year-End(#)              End($)(2)
                                 Shares Acquired                                   Exercisable(E)/         Exercisable(E)/
Name                             on Exercise(#)         Value Realized($)(1)      Unexercisable(U)        Unexercisable(U)
----                             --------------         --------------------      ----------------        ----------------
Michael L. Musto ............             --                        --                        --                  --

Paul J. Plante ..............             --                        --            50,000(E)/0(U)          $268,750(E)
                                                                                  12,500(E)/37,500(U)             --

Patrick J. Flynn ............             --                        --            55,000(E)/0(U)          $295,625(E)
                                                                                  2,500(E)/47,500(U)              --

Gary Bolohan ................             --                        --            0(E)/40,000(U)                  --

Michael R. Nichols ..........             --                        --            0(E)/40,000(U)                  --

---------

(1) Represents the dollar value of the difference between the value (measured on the date exercised) and the option exercise price.

(2) Represents the dollar value of the difference between the value at December 31, 1997 and the option exercise price of unexercised options at December 31, 1997.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During 1997, the Compensation Committee consisted of Messrs. Alpert and Elson. Mr. Alpert and Mr. Elson are outside directors. Set forth below is a description of certain transactions and relationships between a Compensation Committee member and the Company.

         Mr. Elson serves as general counsel of the Company and received approximately $205,000 for services rendered during 1997.

Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Board Compensation Committee Report on Executive Compensation and the Performance Graph shall not be incorporated by reference into any such filings.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Company's executive compensation programs are intended to enable it to attract and retain talented executives and to reward them appropriately. The Compensation Committee (the "Committee") attempts to determine the appropriate total levels of compensation, as well as the appropriate mix of base salary, annual incentives and long-term incentives. In determining compensation, consideration is given both to overall Company performance and to individual performance, taking into account the contributions made by the executive toward improving Company performance. Consideration is also given to the executive's position, location, and level of responsibility in the structure of the Company and the job performance of the executive in planning, providing direction for, and implementing the Company's strategy. The Committee's primary objective in establishing compensation programs is to support the Company's goal of maximizing the value of shareholders' investment in the Company.

         The Company's program for executive compensation consists of three components: base salary, an annual incentive (bonus) payment, and long-term incentives. An executive's base salary is determined through a combination of several factors: an evaluation of the sustained performance of the executive, prevailing levels of pay for positions of comparable responsibility in the industry, level of responsibility, and prior experience. Payments under the Company's annual incentive plans are tied to the Company's level of profitability. An individual executive's annual incentive opportunity is a percentage of his base salary. Actual incentive payments are determined by applying a formula based on Company performance to each executive's annual incentive opportunity. Applying this formula results in payments at the targeted incentive opportunity level when budgeted earnings are achieved, and payments below the target level when earnings are below those set by the budget. The formula provides for payments above the targeted level only when earnings exceed those set in the budget. Because the Company did not meet its budget objectives in 1997, no performance bonuses were paid to the Company's executive officers.

         The Company's long term incentives are in the form of stock option awards. The objective of these awards is to advance the longer term interests of the Company and its shareholders and complement incentives tied to annual performance. These awards provide rewards to executives upon the creation of incremental shareholder value and attainment of long term earnings goals. Stock options only produce value to executives if the price of the Company's stock appreciates, thereby directly linking the interests of executives with those of the shareholders. The executive's right to the stock options vests over a period prescribed by the Company's Stock Option Committee and each option is exercisable, but only to the extent it has vested, over a four-year period following its grant.

         Mr. Musto's compensation results from his participation in the same compensation program as the other executives of the Company. Mr. Musto's 1997 compensation was reviewed by the Committee applying the principles outlined above in the same manner as they were applied to the other executives of the Company. In addition, the Committee reviews the compensation paid to chief executive officers of comparable companies and considers those compensation levels in determining Mr. Musto's compensation.

         The Committee believes that the program it has adopted serves to focus the efforts of the Company's executives on the attainment of a sustained high rate of Company growth and profitability for the benefit of the Company and its shareholders.

         Compensation Committee

         Barry M. Alpert
         William L. Elson

                              CERTAIN TRANSACTIONS

         The Company leases one of its Reptron Distribution sales offices (located in Detroit, Michigan) from Michael L. Musto. This facility was the headquarters of the Company prior to the relocation to Tampa in 1986. The building includes office and warehouse space and totals approximately 10,000 square feet. Rent expense on this facility totalled $68,000 in 1997, which management believes to be comparable to the rent that would be paid to an unrelated party. The lease expires in November 1998.

         The Company leases an aircraft from a corporation controlled by Mr. Musto. Rent paid for the use of the aircraft totaled approximately $200,000 in 1997. The Company believes the rent paid for the aircraft is comparable to the rent that would be paid to an unrelated third party. The Company is responsible for all costs associated with the operation of the aircraft, including fuel, maintenance, storage and crew salary and expenses. To the extent that Mr. Musto uses the aircraft for personal purposes, he is required to reimburse the Company for the costs associated with such personal use. Mr. Musto reimbursed the Company $1,000,000, reflected in the Company's 1997 third quarter, for personal use of the aircraft and for personal travel and entertainment expenses, for the present and past years.

                                PERFORMANCE GRAPH

          The following graph is a comparison of the cumulative total returns for the Company's common stock as compared with the cumulative total return for the NASDAQ Stock Market (U.S.) Index and the average performance of a group consisting of the Company's peer corporations on a line-of-business basis. The corporations making up the peer companies group are Bell Microproducts, Benchmark Electronics, DII Group, Inc., IEC Electronics, Jaco Electronics, Kent Electronics, Milgray Electronics, Nu Horizons Electronics, Sanmina, and Sterling Electronics. The cumulative return of the Company was computed by dividing the difference between the price of the Company's common stock at the end and the beginning of the measurement period (March 28, 1994 to December 31, 1997) by the price of the Company's common stock at the beginning of the measurement period. The total return calculations are based upon an assumed $100 investment on March 28, 1994, the date of the Company's initial public offering.

               COMPARISON OF 45 MONTH CUMULATIVE TOTAL RETURN*
    AMONG REPTRON ELECTRONICS, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
                               AND A PEER GROUP

Reptron Electronics Inc (REPT)
                                                                       Cumulative Total Return
                                 --------------------------------------------------------------------------------------------------
                                  3/28/94    3/31/94    6/30/94    9/30/94    12/31/94    3/31/95    6/30/95    9/30/95    12/31/95

Reptron Electronics Inc    REPT    100.00      98.08      87.50      69.71       68.27      97.12     122.12     137.50      117.31
PEER GROUP                         100.00      92.94      87.53     104.55      103.63     104.47     124.40     154.58      170.95
NASDAQ STOCK MARKET (U.S.)         100.00      96.26      91.76      99.36       98.22     107.08     122.49     137.24      138.91


Reptron Electronics Inc (REPT)
                                                                       Cumulative Total Return
                                 --------------------------------------------------------------------------------------------------
                                  3/31/96    6/30/96    9/30/96    12/31/96    3/31/97    6/30/97    9/30/97    12/31/97

Reptron Electronics Inc    REPT    126.92     135.58     136.54      158.65     156.73     184.62     140.87       79.81
PEER GROUP                         183.59     161.30     156.85      191.18     171.68     251.62     324.24      244.01
NASDAQ STOCK MARKET (U.S.)         145.39     157.26     162.85      170.86     161.60     190.01     223.56      209.66



* $100 INVESTED ON 3/28/94 IN STOCK OR INDEX -- INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING DECEMBER 31.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

         The Board of Directors of the Company is divided into three classes of directors. The Company's Articles of Incorporation provide that at each annual election, directors shall be chosen by class for a term of three years, to preserve, as evenly as practicable, the division of directors into classes. The current terms of the three classes of directors expire in 1998 (Class II directors), 1999 (Class I directors) and 2000 (Class III directors). Two directors are being elected at the Annual Meeting for a term ending in 2001, or until their respective successors have been elected and qualified.

NOMINEES

         The Board of Directors has nominated William L. Elson and John J. Mitcham to stand for election at the Annual Meeting for Class II director seats. See "Management - Directors and Executive Officers" for information regarding these nominees. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's two nominees. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. The Company is not aware of any nominee who will be unable or will decline to serve as a director.

REQUIRED VOTE

         If a quorum is present and voting, the two nominees for director receiving the highest number of votes of the Shares present or represented and entitled to be voted for them shall be elected as directors. Abstentions and broker non-votes will not be counted either in favor of or against the election of the nominees for director. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect under Florida law.

              PROPOSALS OF SHAREHOLDERS FOR THE NEXT ANNUAL MEETING

         Proposals of shareholders intended for presentation at the 1999 annual meeting must be received by the Company on or before December 1, 1998, in order to be included in the Company's proxy statement and form of proxy for that meeting.

         The Company's Articles of Incorporation also require advance notice to the Company of any shareholder proposal and of any nominations by shareholders of persons to stand for election as directors at a shareholders' meeting. Notice of shareholder proposals and of director nominations must be timely given in writing to the Secretary of the Company prior to the meeting at which the directors are to be elected. To be timely, notice must be received at the principal executive office of the Company not less than 60 days prior to the meeting of shareholders; provided, however, that in the event that less than 70 days' notice prior to public disclosure of the date of the meeting is given or made to the shareholders, notice by the shareholder, in order to be timely, must be so delivered or received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs.

         In addition to the matters required to be set forth by the rules of the SEC, a shareholder's notice with respect to a proposal to be brought before the annual meeting must set forth (a) a brief description of the proposal and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Company's books, of the shareholder proposing such business and any other shareholders known by such shareholder to be supporting such proposal, (c) the class and number of shares of the Company that are beneficially owned by such shareholder on the date of such shareholder notice and by other shareholders known to such shareholder to be supporting such proposal on the date of such shareholder notice, and (d) any financial interest of the shareholder in such proposal.

         A shareholder's notice with respect to a director nomination must set forth (a) as to each nominee (i) the name, age, business address, and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of the Company that are beneficially owned by such person, (iv) all information that would be required to be included in the proxy statement soliciting proxies for the election of the nominee director (including such person's written consent to serve as a director if so elected), and (b) as to the shareholder providing such notice (i) the name and address, as they appear on the Company's books, of the shareholder, and (ii) the class and number of shares of the Company that are beneficially owned by such shareholder on the date of such shareholder notice.

         The complete Articles of Incorporation provisions governing these requirements are available to any shareholder without charge upon request from the Secretary of the Company.

                                  OTHER MATTERS

         THE COMPANY WILL PROVIDE TO ANY SHAREHOLDER, UPON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, FOR ITS FISCAL YEAR ENDED DECEMBER 31, 1997, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 13a-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934. ALL SUCH REQUESTS SHOULD BE DIRECTED TO LEIGH A. ADAMS, SECRETARY, REPTRON ELECTRONICS, INC., 14401 MCCORMICK DRIVE, TAMPA, FLORIDA 33626. NO CHARGE WILL BE MADE FOR COPIES OF SUCH ANNUAL REPORT; HOWEVER, A REASONABLE CHARGE FOR THE EXHIBITS WILL BE MADE.

                                             By Order of the Board of Directors,



                                             /s/ Leigh A. Adams
                                             ------------------------------
                                             LEIGH A. ADAMS
                                             Secretary

Tampa, Florida
April 23, 1998

                                                                        APPENDIX

                            REPTRON ELECTRONICS, INC.
                              11401 MCCORMICK DRIVE
                              TAMPA, FLORIDA 33626

                                      PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Michael L. Musto and Paul J. Plante, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them or their substitutes to represent and to vote, as designated below, all the shares of common stock of Reptron Electronics, Inc. held of record by the undersigned on March 31, 1998, at the Annual Meeting of Shareholders to be held on May 21, 1998 or any adjournment thereof.

1.  ELECTION OF CLASS II DIRECTORS  FOR the nominee listed below                   WITHHOLD AUTHORITY
                                    (except as marked to the contrary below)  / /  to vote for the nominee listed below  / /

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW)

         William L. Elson
         John J. Mitcham

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

         Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

DATED: ___________________ 1998

_______________________________________      ___________________________________
PLEASE MARK, SIGN, DATE, AND RETURN THE      Signature
PROXY CARD PROMPTLY USING THE
ENCLOSED ENVELOPE
_______________________________________

                                             ___________________________________
                                             Signature if held jointly